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                                                                    EXHIBIT 23.7
LOGO

                                                        S. A. Cunningham, C.P.A.
                                                          W. E. Lively, C.P.A.
                                                         K. A. Hardesty, C.P.A.
                                                           G. L. Kirk, C.P.A.
                                                          D. J. Poweil, C.P.A.
                                                           C. E. March, P.A.

         Cunningham, Lively, Hardesty & Company, A.C.
                Certified Public Accountants
  240 High Street Morgantown, WV 25505-5423 . (304) 292-9469
203 Morgantown Street, Kingwood, WV 26537-1021 . (304) 329-1351

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use of our audit opinion for the years ended December
31, 1990 and 1989 in the registration statement to be filed with the Securities and Exchange Commission for the year 1992 by WesBanco, Inc.

                               /s/  Cunningham, Lively, Hardesty & Company, A.C.
                                        Certified Public Accountants

January 10, 1994
Kingwood, West Virginia